Exhibit 99.2

Certification

Pursuant to 18 U.S.C. § 1350, the undersigned officer of Cooper Cameron Corporation (the “Company”), hereby certifies that the Company’s Quarterly Report on Form 10-Q/A for the quarter ended March 31, 2003 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: July 29, 2003	/s/ Franklin Myers
Franklin Myers Sr. Vice President, Finance and Chief Financial Officer